UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2014

TransCoastal Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14665	75-2649230
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17304 Preston Road, Suite 700, Dallas, Texas		75252
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (972) 458-1701

N/A

17304 Preston Rd, Suite 700, Dallas TX	75252
(zip code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

TransCoastal Corporation ("TransCoastal") has entered into a Joint Venture Agreement with Core Resource Management Inc. (“Core”) to drill up to ten wells in TransCoastal’s core area of operations located in Pampa, Texas. The agreement stipulates that Core will pay 100% of the drilling and completion costs per well up to a maximum of $475,000 at which point all drilling and completion expenses will be split 60% to TransCoastal and 40% to Core. Upon completion, the working interest in each well will be split 50/50 by both parties and the net revenue interest will be split 42.6% to Core and 28.4% to TransCoastal until each well’s drilling and completion costs are paid back at which point the net revenue interest in each well will be split 35.5% to each party. CoreTerra Operating, a subsidiary of TransCoastal, will be the operator for the wells.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1	Joint Venture Agreement by and between TransCoastal Corporation and Core Resource Management, Inc. executed on July 30, 2014.
Exhibit 99.1	TransCoastal Corporation and Core Resources JV Agreement Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2014

TransCoastal Corporation

By: /s/ Stuart G. Hagler
Name: Stuart G. Hagler,
Title: CEO